Exhibit 10.15

Name:	[•]
Number of Shares of Stock subject to Stock Option:	[•]
Exercise Price Per Share:	$[•]
Date of Grant:	[•]

DAVIDsTEA, INC.

2015 OMNIBUS EQUITY INCENTIVE PLAN

NONSTATUTORY STOCK OPTION

This agreement (this “Agreement”) evidences a stock option granted by DavidsTea, Inc. (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms and conditions of the DavidsTea, Inc. 2015 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1                                         Grant of Stock Option.

The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 4(e) or Section 12 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s Service to the Company and its qualifying subsidiaries.  For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2                                         Defined Terms.

Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.  The following terms have the following meanings:

(b)                                 “Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Committee) most recently filed with the Committee by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or the Optionee’s estate.  An effective beneficiary designation will be treated as having been revoked only upon receipt by the Committee, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Committee.

(c)                                  “Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.

3                                         Vesting; Effect of Termination of Service; Method of Exercise.

(a)                                 Time-Based Vesting.  As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to [     ], with the number of Shares that vest on each such date rounded down to the nearest whole Share and the Stock Option becoming vested as to 100% of the Shares on the final vesting date.  Notwithstanding the foregoing, Shares subject to the Stock Option will not vest on any vesting date unless the Optionee has remained in continuous Service from the Date of Grant through such vesting date, unless otherwise provided in Section 3(b) below.

(b)                                 Effect of Termination of Service.

(i)                                     Generally.  Except as provided in Section 3(a)(ii), (iii), (iv) and (v) below, upon Optionee’s Termination of Service, the Stock Option, to the extent not already vested, will be immediately cancelled and forfeited for no consideration as of the date of such Termination of Service, and any vested portion of the Stock Option that is then outstanding will remain exercisable until the earlier of (A) the date that is the one-year anniversary of the date of such Termination of Service, or (B) the Final Exercise Date (as defined below), and except to the extent previously exercised as permitted by this Section 3(b)(i) will thereupon immediately terminate.

(ii)                                  Termination due to Death or Disability.  Except as provided in Section 3(a)(v) below, immediately upon Optionee’s Termination of Service due to Optionee’s death or Disability, the Stock Option, to the extent not already vested, will become vested as to 100% of the Shares and will remain exercisable until the earlier of (A) the date that is the one-year anniversary of the date of death or the date of such Termination of Service due to Disability, as applicable, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(b)(ii) will thereupon immediately terminate.

(iii)                               Retirement.  Except as provided in Section 3(a)(v) below, immediately upon Optionee’s Retirement, the unvested portion of the Stock Option will immediately vest in an amount equal to (i) the product obtained by multiplying (A) the total number of Shares underlying the Stock Option by (B) a fraction, the numerator of which is the number of days from the Date of Grant through the date of the Optionee’s Retirement and the denominator of which is [1,460] / [365] / [1,095](1) the number of days from the Date of Grant through the date this Stock Option would have vested in full had the Optionee’s Service continued through the final vesting date set forth in Section 3(a) above, minus (ii) the number of Shares underlying the

(1)  [1,460] / [365] / [1,095] represents the number of days from the Date of Grant through the date this Stock Option would have vested in full had the Optionee’s Service continued through the final vesting date set forth in Section 3(a), pursuant to the applicable vesting schedule for the Optionee.

Stock Option that had vested pursuant to the vesting schedule set forth in Section 3(a) above as of the date of Optionee’s Retirement, and to the extent not vested after giving effect to the foregoing, the remainder of this Stock Option will be immediately cancelled and forfeited for no consideration as of the date of such Retirement.  To the extent vested, whether prior to the date of such Retirement or by application of this Section 3(a)(iii), the Stock Option will remain exercisable until the earlier of (A) the date that is the five-year anniversary of the date of Retirement, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(b)(iii) will thereupon immediately terminate.

(iv)                              Termination of Service other than for Cause following a Change in Control.  Except as provided in Section 3(a)(v) below, immediately upon Optionee’s Termination of Service by the Company for any reason other than for Cause within 12 months following consummation of a Change in Control, to the extent then unvested and outstanding, the Stock Option will become vested as to 100% of the Shares and will remain exercisable until the earlier of (A) the date that is the one-year anniversary of the date of such Termination of Service, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(b)(iv) will thereupon immediately terminate.

(v)                                 Termination for Cause.  If the Optionee’s Service is terminated by the Company or any of its Affiliates for Cause, the Stock Option, whether vested or unvested, will be immediately cancelled and forfeited for no consideration, as of the date of such Termination of Service.

(c)                                  Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in writing, signed by the Option Holder (including in electronic form, or in such other form as is acceptable to the Committee).  Each such written exercise election must be received by the Company at its principal office or by such other party as the Committee may prescribe and be accompanied by payment in full as provided in the Plan.  The exercise price may be paid (i) by cash or check acceptable to the Committee, (ii) to the extent permitted by the Committee, through a broker-assisted cashless exercise program acceptable to the Committee, (iii) to the extent permitted by the Committee, through the surrender or cancellation of a portion of the Shares otherwise deliverable upon exercise of the Stock Option having an aggregate fair market value equal to the aggregate exercise price of the Stock Option being exercised, or (iv) by any combination of the foregoing permissible forms of payment.  In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws.  The latest date on which the Stock Option or any portion thereof may be exercised will be the seventh anniversary of the Date of Grant (the “Final Exercise Date”); provided, however, that if at such time the Optionee is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in any open-market sales of Stock, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales.  If the Stock Option is not exercised by the Final Exercise Date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

4                                         Forfeiture; Recovery of Compensation.

The Committee may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.  By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 3(d) of the Plan (including any successor provision).  Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

5                                         Dividends; Other Rights.

This Stock Option will not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock (if any) to the Participant.  The Participant is not entitled to vote any shares of Stock by reason of the granting of this Stock Option nor is the Participant entitled to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Participant hereunder.  The Participant will have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Stock Option.

6                                         Withholding.

[The exercise of this Stock Option will give rise to “wages” subject to withholding.  The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Committee in its discretion) all taxes required to be withheld.  No Shares will be transferred pursuant to the exercise of this Stock Option unless and until the person exercising this Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes.  The Optionee authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.](2)

[The Optionee shall be responsible for satisfying and paying all taxes arising from or due in connection with the Option, its exercise or a disposition of Shares acquired upon exercise of the Option.  The Company will have no liability or obligation related to the foregoing.](3)

(2)  Language to be included in awards to U.S. employees.

(3)  Language to be included in awards to U.S. non-employee directors.

7                                         Nontransferability of Stock Option.

This Stock Option may not be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution, and is exercisable during the Optionee lifetime only by the Optionee.

8                                         Effect on Service.

Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Service at any time.

9                                         Provisions of the Plan.

This Stock Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee.  By exercising all or any part of this Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

10                                  Acknowledgements.

The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

DAVIDsTEA INC.

[•]
[•]

Acknowledged and Agreed:

[Optionee’s Name]